Exhibit 99.1

Vonage Holdings Corp. Reports First Quarter 2007 Results

—First Quarter Revenues Grow 64% to $196 Million—
—Net Loss Narrows to $72 Million from $85 Million Year-over-Year—
—Company Reports Progress on Workarounds—

Holmdel, NJ, May 10, 2007 - Vonage Holdings Corp. (NYSE: VG), a leading provider of broadband telephone service, today announced results for the quarter ended March 31, 2007.

Revenue for the first quarter 2007 grew to a record $196 million, a 64% increase from $120 million in the first quarter 2006, driven by strong customer line growth over the course of the year and higher average revenue per line.

Adjusted loss from operations1 narrowed to $58 million in the quarter, a 20% improvement from $73 million in the year-ago quarter. Adjusted loss from operations excluding royalty1 narrowed to $48 million in the first quarter 2007, a 34% improvement from $73 million in the first quarter 2006 and a 10% improvement from $53 million last quarter.

For the first quarter of 2007, the Company’s net loss narrowed to $72 million, or $0.47 per share, from a net loss of $85 million reported in the first quarter 2006. Net loss excluding royalty and associated interest2 improved to $61 million, or $0.39 per share, from $65 million in the fourth quarter 2006.

Vonage added approximately 166,000 net subscriber lines during the quarter and finished with nearly 2.4 million lines in service.

Jeffrey Citron, Vonage Chairman, said, “We have battled through an extremely difficult quarter and will continue the fight in the courtroom. While the patent litigation has challenged our business, it has not distracted our focus on providing consumers with the opportunity to choose a better phone service.

“We believe we have workable designs for the two name translation patents and intend to begin deploying the solution to our customers shortly. In addition, we are continuing our development of the workaround for the wireless patent.”

First Quarter 2007 Financial and Operating Highlights

First quarter 2007 revenue grew to $196 million, up 64% from $120 million in the year-ago quarter. The year-over-year increase was driven by growth in subscriber lines and an increase in average monthly revenue per line.

Average monthly revenue per line in the first quarter 2007 was $28.31, up $0.46 from $27.85 in the year-ago quarter and roughly in line with $28.25 reported in the fourth quarter 2006. Average monthly telephony services revenue per line for the quarter grew to $27.36, up 5% from $26.17 in the year-ago quarter.

In the first quarter 2007, direct cost of telephony services increased to $56 million, up from $38 million year-over-year and $52 million sequentially driven by an increase in subscriber lines. On a per line basis, cost of telephony services fell to $8.03, down from $8.94 in the first quarter 2006 and $8.13 sequentially as the Company continues to benefit from cost savings associated with traffic flow optimization and supplier management. Total direct cost of telephony services was $66 million, which includes a $10 million patent royalty.

Direct cost of goods sold for the quarter was $13 million versus $18 million last year and $12 million in the prior quarter. Direct margin3 improved to 60% of revenues from 53% a year ago.

In the first quarter 2007, selling, general and administrative (“SG&A”) expense rose to $91 million, a 72% increase from $53 million in the year-ago quarter, as the Company scaled to support a growing subscriber base. Sequentially, SG&A expense rose 11% from $82 million, driven primarily by litigation costs of $10 million and the timing of compensation and benefits expense. As a percent of revenue, SG&A was 46% in the first quarter 2007, up from 44% in last year’s quarter and 45% in the fourth quarter 2006.

Marketing spend for the first quarter of 2007 was $91 million, or 46% of revenue, versus $88 million, or 74% of revenue, a year ago. Sequentially, marketing expenditures fell 5% from $96 million. Marketing cost per gross subscriber line addition was $273 in the first quarter 2007, a reduction of $33 from $306 last quarter and up $64 from $209 a year ago. As previously announced, the Company expects to spend approximately $310 million in marketing in 2007.

Average monthly customer churn was 2.4% in the first quarter 2007, up slightly from 2.3% last quarter.

Pre-marketing operating income1, which is a measure of the cash flow from the Company’s existing customer base, was $39 million in the quarter, up from $26 million last year.

Cash, cash equivalents and marketable securities as of March 31, 2007 totaled $410 million versus $500 million last quarter. The change in cash from the prior quarter was driven by the use of $59 million in cash to fund operations, capital expenditures of $14 million and $17 million in restricted cash.

Guidance

The Company has taken a number of steps which it believes will increase its ability to reach profitability, but given the uncertainty surrounding the Verizon litigation, the Company will not comment on previously issued guidance.

(1)
This is a non-GAAP financial measure. In June 2006, a patent infringement lawsuit was filed against Vonage by Verizon in the U.S. District Court for the Eastern District of Virginia. After a trial on the merits, a jury found that Vonage infringed on three of the patents-in-suit and awarded compensatory damages of $58 million after rejecting Verizon’s claims for willful infringement, treble damages and attorneys’ fees. In April 2007, the court entered an order requiring the Company to post a $66 million surety bond and make quarterly royalties, into an escrow account, of 5.5% of its telephony services revenue while the Company appeals the ruling in the Federal Circuit. Refer below to Table 3 for a reconciliation to GAAP loss from operations.

(2)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net loss.
(3)	Direct margin is defined as operating revenues less direct costs.

Use of Non-GAAP Financial Measures

This press release, including the selected financial information to follow, includes the following measures defined as non-GAAP financial measures by the Securities and Exchange Commission: net loss excluding royalty and associated interest, adjusted loss from operations, adjusted loss from operations excluding royalty and pre-marketing operating income.

Vonage has excluded the royalty and associated interest required to be escrowed in connection with its ongoing litigation with Verizon from certain GAAP and non-GAAP financial measures to enable better comparisons to prior periods. Excluding the impact of the royalty and associated interest will assist investors in evaluating the Company’s operating performance and in understanding its results of operations on a comparative basis.

Vonage uses net loss, adjusted loss from operations and pre-marketing operating income as principal indicators of the operating performance of its business. We believe that adjusted loss from operations permits a comparative assessment of our operating performance, relative to our performance based on our GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance, and of non-cash stock compensation expense, which is a non-cash expense that also varies from period to period. In addition, as we are currently growing both our revenue and customer base and enhancing the awareness of our brand, we have chosen to invest significant amounts on our marketing activities, and we intend to continue to do so. A portion of our marketing expense, however, is necessary to retain our existing subscriber base due to churn.

Given that our strategy currently results in operating losses, we believe that pre-marketing operating income is an important metric to evaluate the profitability of the existing customer base to justify the level of continued investment in growing that customer base. We provide information relating to our adjusted loss from operations and pre-marketing operating income so that investors have the same data that we employ in assessing our overall operations. We believe that trends in our adjusted loss from operations and pre-marketing operating income are valuable indicators of the operating performance of our company on a consolidated basis and of our ability to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures.

The non-GAAP financial measures used by us may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Vonage defines net loss excluding royalty and associated interest as GAAP net loss excluding royalty and associated interest required to be escrowed in connection with the Company’s ongoing litigation with Verizon.

Vonage defines adjusted loss from operations as GAAP loss from operations excluding depreciation and amortization and non-cash stock compensation expense.

Vonage defines adjusted loss from operations excluding royalty as GAAP loss from operations excluding depreciation and amortization, non-cash stock compensation expense and royalty required to be escrowed in connection with the Company’s ongoing litigation with Verizon.

Vonage defines pre-marketing operating income as GAAP loss from operations excluding customer equipment and shipping revenue, direct cost of goods sold, depreciation and amortization, marketing and non-cash stock compensation expense.

Conference Call and Webcast

Management will host a webcast discussion of the quarter's results on Thursday, May 10, 2007 at 10:00 AM Eastern Time. To participate, please dial (800) 811-8830 approximately ten minutes prior to the call. International callers should dial (913) 981-4904.

The webcast will be broadcast live through Vonage's Investor Relations website at http://ir.vonage.com. Windows Media Player or RealPlayer is required to listen to this webcast. A replay will be available shortly after the live webcast and will be available for two weeks.

VONAGE HOLDINGS CORP.
TABLE 1. SUMMARY CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,		December 31,
	2007	2006	2006
Statement of Operations Data:	(unaudited)
Operating Revenues:
Telephony services	$189,367	$112,498	$176,074
Customer equipment and shipping	6,573	7,225	5,389
	195,940	119,723	181,463

Operating Expenses:
Direct cost of telephony services (excluding depreciation and
amortization of $4,113, $2,552, $3,775, respectively)	55,566	38,424	52,205
Royalty	10,415	—	51,345
Total direct cost of telephony services	65,981	38,424	103,550
Direct cost of goods sold	13,333	17,580	12,169
Selling, general and administrative	90,992	52,875	81,790
Marketing	90,850	88,288	95,581
Depreciation and amortization	7,859	4,959	7,032
	269,015	202,126	300,122

Loss from operations	(73,075)	(82,403)	(118,659)

Other income (expense), net:
Interest income	6,067	2,741	7,030
Interest expense	(5,149)	(5,494)	(5,606)
Other, net	17	(4)	(73)
	935	(2,757)	1,351

Loss before income tax benefit (expense)	(72,140)	(85,160)	(117,308)

Income tax benefit (expense)	(194)	—	215

Net loss	$(72,334)	$(85,160)	$(117,093)

Net loss per common share:
Basic and diluted	$(0.47)	$(60.40)	$(0.76)

Weighted-average common shares outstanding:
Basic and diluted	155,151	1,410	154,962

Statement of Cash Flow Data:
Net cash used in operating activities	$(58,719)	$(74,559)	$(28,206)
Net cash provided by investing activities	3,877	21,770	86,402
Net cash provided by (used in) financing activities	227	1,851	(1,920)

	Mar 31, 2007	Dec 31, 2006
Balance Sheet Data (at period end):
Cash, cash equivalents and marketable securities	$410,284	$499,736
Property and equipment, net of accumulated depreciation	136,811	131,842
Total assets	706,791	757,524
Convertible notes, net	253,288	253,430
Capital lease obligations	24,012	24,255
Total liabilities	588,392	574,323
Total stockholders' equity	118,399	183,201

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(unaudited)

	Three Months Ended
	March 31,		December 31,
	2007	2006	2006
Operating and Other Data:
Gross subscriber line additions	332,493	421,890	312,094
Net subscriber line additions	165,646	328,279	166,267
Subscriber lines (at period end)	2,389,757	1,597,317	2,224,111
Average monthly customer churn	2.4%	2.1%	2.3%
Average monthly revenue per line	$28.31	$27.85	$28.25
Average monthly telephony services revenue per line	$27.36	$26.17	$27.41
Average monthly direct cost of telephony services per line	$9.53	$8.94	$16.12
Marketing costs per gross subscriber line addition	$273.24	$209.27	$306.25
Employees (excluding temporary help) (at period end)	1,729	1,416	1,790
CPE subsidy	$20.33	$24.54	$21.72
Direct margin as a % of total revenue	59.5%	53.2%	36.2%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO ADJUSTED
LOSS FROM OPERATIONS, ADJUSTED LOSS FROM OPERATIONS EXCLUDING ROYALTY
AND PRE-MARKETING OPERATING INCOME
(Dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,		December 31,
	2007	2006	2006
Reconciliation of Loss from Operations to Adjusted Loss
from Operations, Adjusted Loss from Operations Excluding
Royalty and Pre-Marketing Operating Income:
Loss from operations	$(73,075)	$(82,403)	$(118,659)
Depreciation and amortization	7,859	4,959	7,032
Non-cash stock compensation	6,914	4,452	7,000
Adjusted loss from operations	(58,302)	(72,992)	(104,627)
Marketing	90,850	88,288	95,581
Customer equipment and shipping	(6,573)	(7,225)	(5,389)
Direct cost of goods sold	13,333	17,580	12,169
Pre-marketing operating income	$39,308	$25,651	$(2,266)
As a % of telephony services revenue	20.8%	22.8%	(1.3%)

Adjusted loss from operations	(58,302)	(72,992)	(104,627)
Royalty	10,415	-	51,345
Adjusted loss from operations excluding royalty	$(47,887)	$(72,992)	$(53,282)

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET LOSS TO NET LOSS EXCLUDING ROYALTY
AND ASSOCIATED INTEREST
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,		December 31,
	2007	2006	2006
Reconciliation of Net Loss to Net Loss Excluding Royalty
and Associated Interest:
Net loss	$(72,334)	$(85,160)	$(117,093)
Royalty	10,415	-	51,345
Interest on royalty	721	-	1,170
Net loss excluding royalty and associated interest	$(61,198)	$(85,160)	$(64,578)

Net loss per common share:
Basic and diluted	$(0.47)	$(60.40)	$(0.76)

Net loss excluding royalty and associated interest per common share:
Basic and diluted	$(0.39)	$(60.40)	$(0.42)

Weighted-average common shares outstanding:
Basic and diluted	155,151	1,410	154,962

Safe Harbor Statement

This press release contains forward-looking statements on the completion and deployment of workarounds and marketing expense. In addition, statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to, our damaging and disruptive intellectual property and other litigation; our efforts to design around third-party intellectual property and implement such design arounds; our history of net operating losses and our need for cash to finance our growth; the competition we face; our dependence on our customers’ existing broadband connections; differences between our service and traditional phone services, including our 911 service; uncertainties relating to regulation of VoIP services; system disruptions or flaws in our technology; the risk that VoIP does not gain broader acceptance; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Vonage

Vonage (NYSE: VG) is a leading provider of broadband telephone services with 2.4 million subscriber lines. Our award-winning technology enables anyone to make and receive phone calls with a touch tone telephone almost anywhere a broadband Internet connection is available. We offer feature-rich and cost-effective communication services that offer users an experience similar to traditional telephone services.

Our Residential Premium Unlimited and Small Business Unlimited calling plans offer consumers unlimited local and long distance calling, and popular features like call waiting, call forwarding and voicemail -- for one low, flat monthly rate. Vonage's service is sold on the web and through national retailers including Best Buy, Circuit City, Wal-Mart Stores Inc. and Target and is available to customers in the U.S., Canada and the United Kingdom. For more information about Vonage's products and services, please visit http://www.vonage.com.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage(R) is a registered trademark of Vonage Marketing Inc., a subsidiary of Vonage Holdings Corp.

Vonage Investor Contacts:	Vonage Media Contact:

Leslie Arena 732.203.7372 leslie.arena@vonage.com	Meghan Shaw 732.203.7133 meghan.shaw@vonage.com

Michael de Senna 732.231.6576 michael.desenna@vonage.com

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